UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements and related notes are based on the historical financial statements of Verb Technology Company, Inc. (“Verb”), and Verb Direct, LLC (“Verb Direct”), formerly Sound Concepts, Inc. (“Sound Concepts”), after giving effect to (i) the acquisition of Verb Direct and (ii) the Public Offering (as defined below), and the assumptions, reclassifications, and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. On November 8, 2018, Verb entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Sound Concepts, NF Merger Sub, Inc. (“Merger Sub 1”), NF Acquisition Company, LLC (“Merger Sub 2”), the then-shareholders of what was then known as Sound Concepts, and the shareholders’ representative (the “Shareholder Representative”), pursuant to which Verb acquired Verb Direct through a two-step merger, consisting of merging Merger Sub 1 with and into what was then known as Sound Concepts, with it surviving the “first step” of the merger as a wholly-owned subsidiary of Verb (and the separate corporate existence of Merger Sub 1 then having ceased) and, immediately thereafter, merging Sound Concepts (as of the closing of the first step, then known as Verb Direct, Inc.) with and into Merger Sub 2, with Merger Sub 2 surviving the “second step” of the merger, such that, upon the conclusion of the “second step” of the merger, the separate corporate existence of Verb Direct, Inc. (Sound Concepts) ceased and Merger Sub 2 continued its limited liability company existence under Utah law as the surviving entity under the name “Verb Direct, LLC” and as Verb’s wholly-owned subsidiary.

On April 4, 2019, Verb entered into an Underwriting Agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners, as representative of the several underwriters named therein (the “Underwriter” or “AGP”), relating to a firm commitment public offering (the “Public Offering”) of 6,389,776 units (the “Units”) consisting of an aggregate of (i) 6,389,776 shares (the “Firm Shares”) of common stock, and (ii) warrants to purchase up to 6,389,776 shares of common stock (the “Firm Warrants”; and the shares of common stock issuable from time to time upon exercise of the Firm Warrants, the “Firm Warrant Shares”), at a public offering price of $3.13 per Unit. Pursuant to the terms of the Underwriting Agreement, we also granted the Underwriter an option, exercisable for 45 days, to purchase up to 958,466 additional Units, consisting of an aggregate of (x) 958,466 shares of common stock (the “Option Shares”; and, together with the Firm Shares, the “Shares”) and (y) warrants to purchase up to 958,466 shares of common stock (the “Option Warrants”; and, together, with the Firm Warrants, the “Warrants”; and the shares of common stock issuable from time to time upon exercise of the Option Warrants, the “Option Warrant Shares”; and, together with the Firm Warrant Shares, the “Warrant Shares”). The Warrants have an initial per share exercise price of $3.443, subject to customary adjustments, are exercisable immediately, and will expire five years from the date of issuance, or April 9, 2024.

On April 9, 2019, Verb closed the Public Offering and issued 6,389,776 Units, consisting of an aggregate of 6,389,776 Firm Shares and Firm Warrants to purchase up to an aggregate of 6,389,776 Firm Warrant Shares. In connection with the closing, the Underwriter partially exercised its over-allotment option and purchased an additional 159,820 Units, consisting of an aggregate of 159,820 Option Shares and Option Warrants to purchase up to an aggregate of 159,820 Option Warrant Shares. Verb received gross proceeds of approximately $20,500,000 before deducting underwriting discounts and commissions and other estimated offering expenses payable by Verb.

In preparing the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2019, Verb’s statement of operations for the three months ended March 31, 2019 were combined with the statement of operations for the three months ended March 31, 2019 for Verb Direct. In preparing the unaudited pro forma condensed combined balance sheet as of March 31, 2019, Verb’s balance sheet at March 31, 2019 was combined with the balance sheet as of March 31, 2019 for Verb Direct. The following unaudited pro forma condensed combined balance sheet as of March 31, 2019 is presented as if the acquisition of Verb Direct had occurred on January 1, 2019. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2019 is presented as if the acquisition of Verb Direct had occurred on January 1, 2019 with recurring acquisition-related adjustments reflected in such period. The pro forma adjustments to the unaudited pro forma condensed combined financial statements reflect events that are directly attributable to the proposed acquisition of Verb Direct. The pro forma adjustments are based upon available information and certain assumptions that Verb Direct and Verb believe are reasonable under the circumstances. The assumptions underlying the pro forma adjustments in the accompanying notes are described in more detail in the notes below, which should be read in conjunction with these unaudited pro forma condensed combined financial statements. In many cases, Verb based these assumptions on preliminary estimates, assumptions, and information. The actual adjustments to Verb Direct’s condensed financial statements will depend upon a number of factors and additional information that will be available after the date of the condensed financial statements. Accordingly, the actual adjustments that will appear in Verb Direct’s financial statements will differ from these pro forma adjustments, and those differences may be material.

The acquisition of Verb Direct is accounted for using the acquisition method of accounting for business combinations. Under the acquisition method of accounting, the total consideration paid is allocated to an acquired company’s tangible and intangible assets, liabilities, and any non-controlling interest based on their estimated fair values as of the acquisition date. Once Verb completes its final valuation processes for the acquisition of Verb Direct, Verb may report changes to the value of the assets acquired, as well as the amount of goodwill, and those changes could differ materially from what is presented here.

The following unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the date indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that Verb may achieve with respect to the combined companies.

	Verb Technology	Verb	Pro Forma Adjustments
	Company, Inc. March 31, 2019	Direct, LLC March 31, 2019	Sale of Common Stock	Acquisition	Financing	Notes	Pro Forma Combined
	(Unaudited)	(Unaudited)					(Unaudited)
ASSETS

Current assets:
Cash	$59,000	$557,000	18,940,000	(15,000,000)	(2,025,000)	(a)(b)(h)	$2,531,000
Accounts receivable, net	7,000	1,089,000					1,096,000
Inventory, net	-	216,000					216,000
Prepaid expenses	212,000	142,000					354,000
Advance to related party	-	-					-
Total current assets	278,000	2,004,000					4,197,000
Right to use asset	-	1,282,000					1,282,000
Deferred offering costs	488,000	-	(488,000)			(a)	-
Property and equipment, net	7,000	58,000					65,000
Goodwill	-	-		24,857,000		(c)	24,857,000
Other assets	51,000	20,000					71,000

Total assets	$824,000	$3,364,000					$30,472,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$2,171,000	$1,046,000		350,000		(b)	$3,567,000
Accrued interest (including $45,000 and $41,000 payable to related parties)	55,000	103,000					158,000
Accrued officers’ salary	205,000	-					205,000
Customer deposits	-	463,000					463,000
Deferred revenue	-	321,000					321,000
Credit line payable	-	-					-
Note payable, net of discount of $8,000 and $0, respectively	355,000	-					355,000
Notes payable - related party	170,000	-					170,000
Convertible notes payable, net of discount of $533,000 and $1,082,000, respectively	1,867,000	-			(1,515,000)	(h)	352,000
Lease Liability	-	220,000					220,000
Derivative liability	2,020,000	-			(1,101,000)	(h)	919,000
Total current liabilities	6,843,000	2,153,000					6,730,000

Note Payable	1,065,000	-					1,065,000
Lease Liability	-	1,068,000					1,068,000
Total liabilities	7,908,000	3,221,000					8,863,000

Commitments and contingencies

Stockholders’ equity (deficit)
Preferred stock	-	-					-
Common stock	1,000	3,000	1,000	(3,000)		(a)(d)(e)	2,000
Additional paid-in capital	36,590,000	486,000	18,451,000	9,514,000		(a)(e)(f)(h)	65,041,000
Treasury stock	-	(445,000)		445,000		(g)	-
Retained earnings (accumulated deficit)	(43,675,000)	99,000		(449,000)	591,000	(b)(d)(h)	(43,434,000)

Total stockholders’ equity (deficit)	(7,084,000)	143,000					21,609,000

Total liabilities and stockholders’ equity (deficit)	$824,000	$3,364,000					$30,472,000

	For the Three Months Ended
	Verb Technology Company, Inc.	Verb Direct, LLC
	March 31, 2019	March 31, 2019	Pro Forma Adjustments	Notes	Pro Forma Combined
	(Unaudited)	(Unaudited)			(Unaudited)
Net Sales	$9,000	$3,992,000			$4,001,000
Cost of revenue	-	2,218,000			2,218,000
		-
Gross margin	9,000	1,774,000			1,783,000

Operating Expenses:
Cost of Revenue	30,000	-			30,000
Research and development	564,000	691,000			1,255,000
General and administrative	2,189,000	1,028,000	350,000	(b)	3,567,000
Total operating expenses	(2,783,000)	(1,719,000)			(4,852,000)
	.
Income / (Loss) from operations	(2,774,000)	55,000			(3,069,000)

Other income (expense)
Other income / (expense)	-	(17,000)			(17,000)
Change in fair value of derivative liability	944,000	-			944,000
Financing costs	(84,000)	-			(84,000)
Interest expense (including $35,000 to related parties)	(40,000)	-			(40,000)
Interest expense - amortization of debt discount	(1,054,000)	-	(509,932)	(h)	(1,563,932)
Gain on extinguishment of derivative liability, net	-	-	1,100,491	(h)	1,100,491
Total other expense	(234,000)	(17,000)			339,559

Loss before income tax provision	(3,008,000)	38,000			(2,729,441)

Income tax provision	-	-			-

Net Income / (Loss)	$(3,008,000)	$38,000			$(2,729,441)
Income per share	(0.25)				(0.12)
Weighted average number of common shares outstanding - basic and diluted	12,239,044		9,744,484	(a)	21,983,528

1. BASIS OF PRESENTATION

The adjustments to the historical financial statements give pro forma effect to events that are (i) directly attributable to each specific transaction, (ii) factually supportable, and (iii) either expected to have a continuing impact or are nonrecurring. The financial information included in the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations is prepared in accordance with accounting principles generally accepted in the United States of America.

The business combination will be accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, Verb has preliminarily estimated the fair value and useful lives of the acquired assets and assumed liabilities of Verb Direct.

The pro forma condensed combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition of Verb Direct occurred on the date indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of Verb Direct.

2. DESCRIPTION OF ACQUISITION

On April 12, 2019, Verb completed its previously announced acquisition of Verb Direct through a two-step merger, consisting of merging Merger Sub 1 with and into Sound Concepts, with Sound Concepts surviving the “first step” of the merger as a wholly-owned subsidiary of Verb (and the separate corporate existence of Merger Sub 1 then having ceased) and, immediately thereafter, merging Sound Concepts (as of the closing of the first step, then known as Verb Direct, Inc.) with and into Merger Sub 2, with Merger Sub 2 surviving the “second step” of the merger, such that, upon the conclusion of the “second step” of the merger, the separate corporate existence of Verb Direct, Inc. (Sound Concepts) ceased and Merger Sub 2 continued its limited liability company existence under Utah law as the surviving entity and as a wholly-owned subsidiary of Verb, then known as Verb Direct. On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the merger, each share of capital stock of Sound Concepts issued and outstanding immediately prior to the effective time, was cancelled and converted into the right to receive a proportionate share of $25,000,000 of value (the “Closing Merger Consideration”), payable through a combination of a cash payment by Verb of an aggregate of $15,000,000 (the “Acquisition Cash Payment”), and the issuance of an aggregate of 3,194,888 restricted shares of Verb’s common stock, with a fair market value of $10,000,000 (the “Acquisition Stock”). The Acquisition Cash Payment was paid using a portion of the net proceeds Verb received as a result of the Public Offering of the Units. The Public Offering closed on April 9, 2019.

3. PRELIMINARY PURCHASE PRICE ALLOCATION

Verb is required to allocate the purchase price to acquired tangible assets, identifiable intangible assets, and assumed liabilities based on their fair values. Management has not yet finalized its valuation analysis and, therefore, the allocation of the purchase price is based on fair value estimates that are still preliminary and subject to change. There can be no assurances that these final valuations will not result in material changes to the estimated allocation.

The following table reflects the allocation of the purchase price to the estimated fair values assigned to the acquired tangible assets, identifiable intangible assets, and assumed liabilities, with the excess recorded as goodwill.

	As of March 31, 2018
	Fair Value
Assets Acquired:
Other current assets	$2,004,000
Property and equipment	58,000
Other assets	1,302,000	$3,364,000
Liabilities Assumed:
Current liabilities	(2,153,000)
Long term liabilities	(1,068,000)	$(3,221,000)
Goodwill		24,857,000
Purchase Price		$25,000,000

4. NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(a) The Acquisition Cash Payment of the Closing Merger Consideration was $15 million. Verb funded the Acquisition Cash Payment, as well as transaction and integration expenses associated with the acquisition of Verb Direct, with a portion of the net proceeds from the Public Offering. Verb issued 6,549,596 units, resulting in gross proceeds of $20,500,000. Verb incurred transaction expenses of $2,048,000 in connection with the Public Offering, of which approximately $488,000 were deferred as of March 31, 2019, and used $2,025,000 to settle certain notes outstanding. Accordingly, Verb received net proceeds of approximately $16,915,000.

(b) Reflects the Acquisition Cash Payment of $15,000,000. The Closing Merger Consideration was not subject to any closing working capital adjustment or post-closing working capital adjustment; thus, no provision was made for any working capital adjustments. Verb incurred expenses of $726,000 in connection with the acquisition of Verb Direct, of which $350,000 was incurred subsequent to March 31, 2019.

(c) Reflects the preliminary recognition of $24,857,000 of goodwill attributable to the acquisition of Verb Direct. See Note 3, Preliminary Purchase Price Allocation.

(d) Reflects the elimination of historical equity balances of Verb Direct.

(e) Reflects the Acquisition Stock portion of the Closing Merger Consideration with a fair market value of $10 million. Verb issued 3,194,888 restricted shares of its common stock to the shareholders of Sound Concepts as the Acquisition Stock portion of the Closing Merger Consideration.

(f) Reflects the elimination of Verb Direct’s additional paid-in capital in the amount of $486,000.

(g) Reflects the elimination of treasury stock of Verb Direct in the amount of $445,000.

(h) Reflects the settlement of unsecured notes payable to Bellridge Capital, LP amounting to $2 million. Verb also extinguished the corresponding derivative liability associated with these notes’ payables in the aggregate of $1.1 million and amortized the debt discount of $500,000.